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                                                                     Exhibit K.7

                          SUB-ADMINISTRATION AGREEMENT

     AGREEMENT made as of November   /th/, 2002 by and between CDC IXIS ASSET
MANAGEMENT SERVICES, INC. (the "Administrator"), a corporation organized under the laws of Massachusetts, and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, the Administrator performs certain services for the AEW Real Estate Income Fund (the "Fund"), a closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Administrator desires to retain the Bank to assist it in rendering certain administrative services to the Fund; and the Bank is willing to render such services.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1. Appointment. The Administrator hereby appoints the Bank to act as Sub-Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation as from time to time agreed to in writing between the parties.

     2. Delivery of Documents. The Administrator has furnished the Bank with copies properly certified or authenticated of each of the following:

          (a) The Fund's incorporating documents filed with the Commonwealth of Massachusetts on September 18, 2002 and all amendments thereto (the "Declaration of Trust");

          (b) The Fund's by-laws and all amendments thereto (the "By-Laws");

          (c) The Fund's agreements with all service providers including, without limitation, any investment management agreements, custody agreements, underwriting agreements, and transfer agency and service agreements (collectively, the "Agreements");

          (d) Each of the Fund's Registration Statements on Form N-2 (the "Registration Statements") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended and under the 1940 Act, and all amendments thereto;

          (e) The Fund's most recent prospectus and statement of additional information (the "Prospectus"); and

          (f) Such other documents, certificates or opinions of counsel as the Bank may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties hereunder.

          The Administrator will immediately furnish the Bank with copies of all amendments of or supplements to the foregoing as soon as reasonably practicable. Furthermore, the Administrator will notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Agreement.

     3. Duties of Sub-Administrator. Subject to the supervision and direction of the Administrator, the Bank, as Sub-Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in Appendix A hereto. The

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Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix A executed by both parties.

          In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Declaration of Trust and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time, or as set forth in the Fund's annual or semi-annual reports to shareholders. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any losses arising from such assets or choice of investments.

     4. Duties of the Administrator. The Administrator agrees to make its legal counsel reasonably available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Administrator further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

     5.   Fees and Expenses.

          (a) For the services rendered by the Bank, the Administrator will pay to the Bank such fees at such rate as shall be agreed upon in writing by the parties from time to time. The Administrator will also pay or reimburse the Bank from time to time for any transfer taxes payable upon any transfers made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided herein. The Bank will also be entitled to reimbursement by the Administrator for all reasonable expenses incurred in conjunction with any reasonable conversion or transfer work done in connection with the termination hereof.

          (b) Fees and expenses will be calculated monthly and invoiced to the Administrator monthly.

          (c) The Bank shall not be required to pay any expenses incurred by the Fund or the Administrator, except as otherwise set forth herein, including
Section 6 below.

     6.   Limitation of Liability.

          (a) The Bank, its directors, officers, employees and agents, shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Administrator in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Administrator will indemnify the Bank, its directors, officers, employees and agents (collectively, the "Bank Indemnified Parties") against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Administrator; (ii) arising out of the offer or sale of any securities of the Fund in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iii) not resulting from the willful misfeasance, bad faith or negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

          (b) The Bank may apply to the Administrator at any time for instructions and may consult counsel for the Administrator, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or

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accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the written opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Administrator until the Bank shall have received written notice thereof from the Administrator.

          (c) In the event the Bank or the Administrator is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, neither the Bank nor the Administrator shall be liable to the other party for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes. This paragraph shall not relieve the Bank from its responsibility to provide and maintain appropriate backup and disaster recovery facilities and shall not limit the liability of the Bank if the Bank, its agents or any subcustodian has failed to provide and maintain appropriate backup and disaster recovery facilities. This paragraph shall not relieve the Administrator from its responsibility to provide and maintain appropriate backup and disaster recovery facilities, or appropriately delegate any obligation to provide and maintain such facilities, and shall not limit the liability of the Administrator if the Administrator or its agents (other than the Bank, its affiliates or any subcustodian) has failed to provide and maintain appropriate backup and disaster recovery facilities.

          (d) The Bank will indemnify and hold harmless the Administrator, and each of its officers, trustees, directors, employees, and agents (collectively, the "Administrator Indemnified Parties") and hold each of them harmless from and against any and all claims arising from the negligence, willful misfeasance or bad faith by the Bank hereunder.

          (e) Notwithstanding anything to the contrary in this Agreement, in no event shall any Bank Indemnified Party or Administrator Indemnified Party be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

          (f) The obligations set forth in this Section 6 shall survive the termination of this Agreement.

     7.   Termination of Agreement.

          (a) The term of this Agreement shall continue from the date hereof through and including April 30, 2005 (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

     If the Administrator reasonably determines that the performance of the Bank under this Agreement does not meet industry standards, written notice of such determination setting forth the reasons for such determination shall be provided to the Bank. In the event the Bank shall not, within thirty (30) days (sixty
(60) days with respect to deficiencies that the parties hereto agree cannot be reasonably cured within thirty (30) days of such notice) thereafter, cure identified deficiencies to the reasonable satisfaction of the Administrator, the Administrator may terminate this Agreement.

     Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within sixty (60) days of receipt of such notice.

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        (b) At any time after the termination of this Agreement, the
Administrator and the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Sub-Administrator.

   8.   Miscellaneous.

        (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Administrator or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

        To the Administrator:

               CDC IXIS Asset Management Services, Inc.
               399 Boylston Street
               Boston, MA 02116
               Attn: Fund Administration Department Head
               With a copy to: General Counsel

        To the Bank:

               Investors Bank & Trust Company
               200 Clarendon Street, P.O. Box 9130
               Boston, MA 02117-9130
               Attention: Geoffrey O'Connell, Senior Director, Client Management With a copy to: John E. Henry, General Counsel

        (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

        (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

        (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

        (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

   9. Confidentiality. Both parties hereto agree than any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency or self-regulatory organization. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision. In addition, the parties further agree that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement, to any other party, except as

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necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act or other applicable law.

     10. Use of Name. Neither the Administrator nor the Bank shall use the name of the other party or that of its affiliates in any prospectus, statement of additional information, shareholder report, sales literature or other material relating to such party in a manner not approved by the other party prior thereto in writing; provided however, that the approval of the other party shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.


                  [Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                       CDC IXIS ASSET MANAGEMENT SERVICES, INC.


                                       By: ________________________
                                       Name:
                                       Title:

                                       INVESTORS BANK & TRUST COMPANY


                                       By: ________________________
                                       Name:
                                       Title:

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                                   Appendices
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                Appendix A............................  Services